Exhibit 99.1

RealD Inc. Reports Second Quarter Fiscal Year 2016 Financial Results

Announces agreement to be acquired by Rizvi Traverse in transaction valued at $551 million

LOS ANGELES (November 9, 2015) - Global visual technology company RealD Inc. (NYSE: RLD) today announced financial results for its second quarter of fiscal 2016 ended September 30, 2015.

“The second quarter of 2016 faced difficult box office comparison, with two fewer 3D films released across RealD’s platform. In domestic markets, despite challenging comparisons, 3D percentages remained consistent year-over-year, reflecting the continued success of our platform optimization program,” commented Michael V. Lewis, Chairman and Chief Executive Officer of RealD. “Looking ahead, the second half of fiscal 2016 rounds out a solid 2016 3D film slate. We look forward to leveraging RealD’s platform of over 27,000 worldwide screens to optimize the 3D performance of these films.”

Second Quarter Fiscal 2016 Financial Highlights

•                  Total revenue was $38.5 million, comprised of license revenue of $25.2 million and product and other revenue of $13.3 million. For the second quarter of fiscal 2015, total revenue was $47.8 million, comprised of license revenue of $32.2 million and product and other revenue of $15.6 million.

•                  China license revenue represented 18% of total worldwide license revenue, up from 11% for the second fiscal quarter of 2015.

•                  GAAP net loss attributable to common stockholders was $7.9 million, or $0.15 per diluted share, compared to GAAP net loss attributable to common stockholders of $0.8 million, or $0.02 per diluted share, for the second quarter of fiscal 2015.

•                  Adjusted EBITDA was $7.2 million, compared to $18.1 million in the second quarter of fiscal 2015.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

•                  During the second quarter of fiscal 2016, the Company entered into an agreement with a computer technology company to develop and commercialize RealD’s intelligent backlight technology, receiving a $7.5 million upfront, non-refundable and non-recoupable license fee.  RealD does not expect the product to be sold to consumers, or to receive any royalties from product sales, during the current fiscal year.

Six-Months Fiscal 2016 Financial Highlights

•                  Total revenue was $92.0 million, comprised of license revenue of $62.3 million and product and other revenue of $29.7 million. For the six months ended September 30, 2014, total revenue was $103.0 million, comprised of license revenue of $68.0 million and product and other revenue of 35.0 million.

•                  China license revenue represented 18% of total worldwide license revenue, up from 13% for the six months ended September 30, 2014.

•                  GAAP net loss attributable to common stockholders was $0.6 million, or $0.01 per diluted share, compared to GAAP net income attributable to common stockholders of $5.2 million, or $0.10 per diluted share, for the six months ended September 30, 2014.

•                  Adjusted EBITDA was $31.8 million, compared to $41.5 million for six months ended September 30, 2014.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Cash Flows and Balance Sheet Highlights

•                  For the six months ended September 30, 2015, cash inflow from operating activities was $17.5 million and total capital expenditures were $8.1 million, resulting in positive free cash flow of $9.4 million.

•                  Free cash flow is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•                  As of September 30, 2015, cash and cash equivalents were $76.9 million and total debt was $38.0 million.

•                  Net cash inflow from operating activities of $17.5 million during the six months ended September 30, 2015 included an upfront license fee of $7.5 million per RealD’s agreement with a computer technology company to develop and commercialize its intelligent backlight technology.

Key Metrics

•                  Estimated box office generated on RealD-enabled screens(1) in the second quarter of fiscal 2016 was $499 million ($223 million domestic, $276 million international).  In the second quarter of fiscal 2015, estimated box office generated on RealD-enabled screens was $618 million ($274 million domestic, $344 million international).

•                  Total RealD license revenue as a percent of total estimated box office generated on RealD-enabled screens excluding China, was 5.0% in the quarter, compared to 5.2% in the second quarter of fiscal 2015.

•                  Seven 3D films were released in the second quarter of fiscal 2016, compared to nine 3D films in the second quarter of fiscal 2015.  These figures reflect the number of 3D films released domestically during the periods.

•                  International markets generated 61% of license revenue and 40% of product and other revenue in the second quarter of fiscal 2016.

•                  In the second quarter of fiscal 2016, worldwide 3D percentages were 33% (27% domestic, 36% international). In the second quarter of fiscal 2015, worldwide 3D percentages were 40% (33% domestic, 44% international).

•                  In the first six months of fiscal 2016, worldwide 3D percentages were 37% (34% domestic, 40% international). In the first six months of fiscal 2015, worldwide 3D percentages were 40% (34% domestic, 45% international).

•                  As of September 30, 2015, RealD had deployed approximately 27,300 RealD-enabled screens, an increase of 5% from approximately 26,000 screens as of September 30, 2014, and an increase of 600 screens (none domestic, 600 international), or 2%, from approximately 26,700 screens as of March 31, 2015.

•                  As of September 30, 2015, RealD had approximately 13,600 domestic screens at approximately 3,000 domestic theater locations and approximately 13,700 international screens at approximately 3,200 international theater locations.

(1)         RealD’s estimates of box office on RealD-enabled screens rely on box office tracking data. Estimated international box office encompasses the 19 foreign countries where tracking data is available.  The 19 foreign countries do not include China and represent approximately 80% of RealD’s international license revenue

The following table shows the major domestically produced 3D motion pictures released or scheduled for release on domestic and/or international 3D-enabled screens for the last two quarters of fiscal year 2016 ending March 31, 2016 and the first two quarters of fiscal year 2017 ending March 31, 2017.

(As of November 9, 2015 — Domestic)

Fiscal Q3 2016	Film	Domestic Release Date
(ending 12/31/15)	The Martian	10/2/2015
	Pan	10/9/2015
	Goosebumps	10/16/2015
	Paranormal Activity: The Ghost Dimension	10/23/2015
	Peanuts	11/6/2015
	Hunger Games: Mockingjay, Part 2	11/20/2015
	The Good Dinosaur	11/25/2015
	In the Heart of the Sea	12/11/2015
	Star Wars: The Force Awakens	12/18/2015
	Point Break	12/25/2015

Fiscal Q4 2016	Film	Domestic Release Date
(ending 3/31/16)	The Nut Job 2	1/15/2016
	Kung Fu Panda 3	1/29/2016
	The Finest Hours	1/29/2016
	Deadpool	2/12/2016
	Zootopia	3/4/2016
	Monster Trucks	3/18/2016
	Batman v Superman: Dawn of Justice	3/25/2016

Fiscal Q1 2017	Film	Domestic Release Date
(ending 6/30/16)	The Jungle Book	4/15/2016
	Ratchet & Clank	4/29/2016
	Captain America: Civil War	5/6/2016
	The Angry Birds Movie	5/20/2016
	X-Men: Apocalypse	5/27/2016
	Alice Through the Looking Glass	5/27/2016
	Warcraft	6/10/2016
	Finding Dory	6/17/2016
	Independence Day: Resurgence	6/24/2016

Fiscal Q2 2017	Film	Domestic Release Date
(ending 9/30/16)	Tarzan	7/1/2016
	The Secret Life of Pets	7/8/2016
	Ice Age: Collision Course	7/22/2016
	Knights of the Roundtable: King Arthur	7/22/2016
	Suicide Squad	8/5/2016
	Pete’s Dragon	8/12/2016
	Spectral	8/12/2016
	Kubo and the Two Strings	8/19/2016
	Storks	9/23/2016

Sources: Rentrak and imdb.com.

Acquisition by Rizvi Traverse

In a separate press release issued today, RealD announced that it has entered into a definitive agreement pursuant to which Rizvi Traverse will acquire RealD for $11.00 per share, in an all-cash transaction. The transaction is valued at approximately $551 million, including net debt.  Upon completion of the transaction, which is subject to closing conditions including receipt of shareholder and regulatory approvals, RealD will become a privately held company.  The transaction is currently expected to close in the Company’s fourth quarter of fiscal 2016 or shortly thereafter. Additional details regarding the transaction can be found in the press release “RealD Reaches Agreement to be Acquired by Rizvi Traverse for $11 Per Share in Cash,” which is accessible on the investor relations portion of the RealD website at www.reald.com.

Cancellation of Conference Call and Webcast

In light of the pending transaction, the Company has cancelled its previously announced earnings conference call originally scheduled for today, November 9, 2015 at 1:30 pm PT.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements regarding our ability to leverage our platform to optimize 3D performance of future films and the success of our platform optimization program; statements concerning anticipated future financial and operating performance; statements regarding the extent and timing of future licensing, products and services; our expectations regarding demand and acceptance for our technologies and our ability to successfully commercialize our technologies within a particular time frame, if at all; 3D motion picture releases and conversions scheduled for fiscal year 2016 ending March 31, 2016 and beyond, their commercial success and consumer preferences, that, in recent periods, have trended in favor of 2D over 3D; and statements regarding the announced pending acquisition by Rizvi Traverse.

These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  RealD’s Annual Report on Form 10-K for the twelve months ended March 31, 2015 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we provide Adjusted EBITDA and free cash flow as supplemental measures of our performance.  We define Adjusted EBITDA as net income (loss) plus expenses for interest, income taxes, depreciation, amortization, impairment and stock-based compensation plus net foreign exchange loss (gain) plus expenses comprising the non-U.S. GAAP categories “restructuring charges, severance costs and reserves” and “non- recurring expenses” as defined in our Credit Agreement.  We define free cash flow as total cash provided (used) by operating activities less cash used in purchases of property and equipment and cash used in purchases of cinema systems and related components.

We present Adjusted EBITDA in reporting our financial results to provide investors with additional tools to evaluate our operating results in a manner that focuses on what our management believes to be our ongoing business operations. We present free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities. Management does not itself, nor does it suggest that investors should, consider any such non-U.S. GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, our presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.

About RealD Inc.

RealD is a leading global licensor of 3D and other visual technologies.  RealD’s extensive intellectual property portfolio is used in applications that enable a premium viewing experience in the theater, the home and elsewhere.  RealD’s core business is the licensing of RealD Cinema Systems and the product sale of RealD eyewear to motion picture exhibitors to enable a premium viewing experience for 3D motion pictures and alternative 3D content in the theater.

RealD was founded in 2003 and has offices in Beverly Hills; Boulder; London; Moscow; Shanghai; Hong Kong; and Tokyo.  For more information, please visit our website at www.reald.com.

© 2015 RealD Inc.  All Rights Reserved.

Investor Contact:

Andrew Greenebaum / Laura Bainbridge

310-829-5400

investors@reald.com

Media Contact:

Will Hammond

424-702-4758

whammond@reald.com

RealD Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three months ended September 30		Six months ended September 30
	2015	2014	2015	2014
Revenue:
License	$25,154	$32,190	$62,288	$68,003
Product and other	13,298	15,578	29,733	34,984
Total revenue	38,452	47,768	92,021	102,987
Cost of revenue:
License	10,107	11,277	20,261	22,125
Product and other	10,420	10,939	22,895	25,289
Total cost of revenue	20,527	22,216	43,156	47,414
Gross profit	17,925	25,552	48,865	55,573
Operating expenses:
Research and development	3,653	6,392	6,471	10,110
Selling and marketing	4,725	5,330	10,102	11,111
General and administrative	15,435	11,156	28,355	23,150
Total operating expenses	23,813	22,878	44,928	44,371
Operating income (loss)	(5,888)	2,674	3,937	11,202
Interest expense, net	(416)	(413)	(770)	(885)
Other loss, net	(1,928)	(1,336)	(1,581)	(1,176)
Income (loss) before income taxes	(8,232)	925	1,586	9,141
Income tax (benefit) expense	(316)	1,676	2,178	3,963
Net income (loss)	(7,916)	(751)	(592)	5,178
Net income attributable to noncontrolling interest	—	—	—	—
Net income (loss) attributable to RealD Inc. common stockholders	$(7,916)	$(751)	$(592)	$5,178

Earnings (loss) per common share:
Basic	$(0.15)	$(0.02)	$(0.01)	$0.10
Diluted	$(0.15)	$(0.02)	$(0.01)	$0.10
Shares used in computing earnings (loss) per common share:
Basic	51,271	49,783	51,034	49,828
Diluted	51,271	49,783	51,034	51,962

RealD Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2015	March 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$76,925	$60,333
Accounts receivable, net	40,783	26,748
Inventories	9,135	8,305
Deferred costs — eyewear	68	80
Prepaid expenses and other current assets	8,001	4,770
Total current assets	134,912	100,236
Property and equipment, net	18,559	20,599
Cinema systems, net	74,174	82,243
Goodwill	10,657	10,657
Other intangibles, net	4,166	4,817
Deferred income taxes	2,461	2,461
Other assets	8,377	8,631
Total assets	$253,306	$229,644
Liabilities and equity
Current liabilities:
Accounts payable	$9,802	$9,652
Accrued expenses and other liabilities	27,361	26,640
Deferred revenue	6,602	5,009
Income taxes payable	1,171	1,619
Deferred income taxes	2,583	2,583
Current portion of Credit Agreement	10,635	7,460
Total current liabilities	58,154	52,963
Credit Agreement, net of current portion	27,381	22,380
Deferred revenue, net of current portion	10,993	3,931
Other long-term liabilities	3,926	4,027
Total liabilities	100,454	83,301
Commitments and contingencies
Equity (deficit)
Common stock	380,485	371,689
Accumulated deficit	(228,867)	(226,803)
Accumulated other comprehensive income	1,737	1,960
Total RealD Inc. stockholders’ equity	153,355	146,846
Noncontrolling interest	(503)	(503)
Total equity	152,852	146,343
Total liabilities and equity	$253,306	$229,644

RealD Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Six months ended September 30
	2015	2014
Cash flows from operating activities
Net income (loss)	$(592)	$5,178
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	18,787	20,005
Deferred income tax	—	4
Non-cash interest expense	182	126
Non-cash stock compensation	7,341	8,233
Non-cash bad debt expense	(153)	—
Loss on disposal of property and equipment	—	(41)
Impairment of long-lived assets and related purchase commitments	811	1,468
Changes in operating assets and liabilities:
Accounts receivable	(13,882)	8,000
Inventories	(830)	1,315
Prepaid expenses and other current assets	(1,538)	237
Deferred costs - eyewear	12	93
Other assets	72	(2,316)
Accounts payable	150	(4,042)
Accrued expenses and other liabilities	721	1,335
Other long-term liabilities	(101)	(749)
Income taxes receivable/payable	(2,141)	(902)
Deferred revenue	8,655	(3,115)
Net cash provided by operating activities	17,494	34,829

Cash flows from investing activities
Purchases of property and equipment	(674)	(3,448)
Purchases of cinema systems and related components	(7,429)	(8,963)
Proceeds from sale of property and equipment	—	79
Net cash used in investing activities	(8,103)	(12,332)

Cash flows from financing activities
Proceeds from Credit Agreement	12,700	37,300
Repayments on Credit Agreement	(4,524)	(39,980)
Payments of debt issuance costs	—	(895)
Proceeds from exercise of stock options	1,081	2,116
Proceeds from employee stock purchase plan	374	291
Repurchase of statutory withholdings of stock issued for restricted stock units	(1,472)	(697)
Net cash provided by (used in) financing activities	8,159	(1,865)
Effect of currency exchange rate changes on cash and cash equivalent	(958)	471
Net increase in cash and cash equivalents	16,592	21,103
Cash and cash equivalents, beginning of period	60,333	28,800
Cash and cash equivalents, end of period	$76,925	$49,903

RealD Inc.

Schedule of Non-GAAP Reconciliations (Unaudited)

(In thousands)

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three months ended September 30		Six months ended September 30
(in thousands)	2015	2014	2015	2014
Net income (loss)	$(7,916)	$(751)	$(592)	$5,178
Add (deduct):
Interest expense, net	416	413	770	885
Income tax (benefit) expense	(316)	1,676	2,178	3,963
Depreciation and amortization	9,226	10,192	18,787	20,005
Other loss, net (1)	1,928	1,336	1,581	1,176
Share-based compensation expense (2)	2,928	4,262	7,341	8,233
Impairment of assets and intangibles (3)	422	452	811	1,468
Cost reduction plan (4)	21	532	186	603
Non-recurring expenses (5)	470	—	688	—
Adjusted EBITDA (6)	$7,179	$18,112	$31,750	$41,511

(1)                     Consists of gains and losses from foreign currency exchange and foreign currency forward contracts.

(2)                     Represents share-based compensation expense of nonstatutory and incentive stock options, restricted stock units and performance stock units, and employee stock purchase plan to employees, non-employees, officers and directors.

(3)                     Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and related purchase commitments and identifiable intangibles.

(4)                     Expenses under our Credit Agreement for the non-U.S. GAAP category “restructuring charges, severance costs and reserves.”

(5)                     Expenses under our Credit Agreement for the non-U.S. GAAP category “non-recurring costs and expenses”.

(6)                     Adjusted EBITDA is not a recognized measurement under U.S. GAAP. For a definition of Adjusted EBITDA and reconciliation to net income (loss), the comparable U.S. GAAP item, see “Use of Non-U.S. GAAP Financial Measures”.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Six months ended September 30
(in thousands)	2015	2014
Net cash provided by operating activities	$17,494	$34,829
Purchases of property and equipment	(674)	(3,448)
Purchases of cinema systems and related components	(7,429)	(8,963)
Total free cash flow	$9,391	$22,418